UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 10, 2024

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Shoals Technologies Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39942		85-3774438
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1400 Shoals Way	Portland	Tennessee	37148
(Address of principal executive offices)			(Zip Code)

	(615)	451-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Share Repurchase Program
On June 11, 2024, Shoals Technologies Group, Inc. (the “Company”) announced that its Board of Directors approved a share repurchase program providing for the repurchase of up to $150.0 million of the Company’s outstanding shares of its Class A common stock, $0.00001 par value (the “Common Stock”) with an estimated completion date of December 31, 2025 (the “Repurchase Program”).
Under the Repurchase Program, the Company is authorized to repurchase shares of Common Stock through open market purchases, privately-negotiated transactions, accelerated share repurchases or otherwise in accordance with applicable federal securities laws, including through Rule 10b5-1 trading plans and under Rule 10b-18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Repurchase Program does not obligate the Company to repurchase shares of Common Stock and the specific timing and amount of repurchases will vary based on available capital resources and other financial and operational performance metrics, market conditions, securities law limitations, and other factors. The repurchases will be made using cash on hand, free cash flow and borrowings under the Company’s credit facilities.
A copy of the press release announcing the approval of the Repurchase Program is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Accelerated Share Repurchase Agreement
In connection with the Repurchase Program, on June 11, 2024, the Company entered into an accelerated share repurchase agreement (the “ASR”) with Jefferies LLC to repurchase an aggregate of $25.0 million of the Company’s Common Stock.
Under the terms of the ASR, the Company will pay $25.0 million to Jefferies LLC on June 12, 2024, and receive 2,202,643 shares of Common Stock, representing approximately 60% of the notional amount of the ASR, based on the closing price of $6.81 on June 10, 2024.
The final number of shares repurchased will be based on the average of the daily volume weighted average price per share of the Company’s Common Stock during the term of the ASR, less a discount, subject to any adjustments pursuant to the terms of the ASR. Upon final settlement of the ASR, under certain circumstances, each of the counterparties may be required to deliver additional shares of Common Stock. The Company expects the ASR to be completed in the third quarter of 2024.
Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements that are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. These forward-looking statements relate to, among other things, the total number of shares of Common Stock to be delivered at the final settlement of the ASR transaction, the estimated timing of the final settlement of the ASR transaction, and whether the Company will conduct any other repurchases and the expected timing of completion of the Company’s Repurchase Program. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the key factors that could cause actual results to differ from the Company’s expectations include, among other things; the price of the Company’s Class A common stock may decline or be subject to significant volatility; future sales, or the perception of future sales, by the Company in the public market which could cause the market price for the Company’s Class A common stock to decline; the possibility that the Company may not be able to conduct repurchases under the Repurchase Program, other than the ASR; and unexpected or otherwise unplanned or alternative uses of the Company’s cash resources.
These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent the Company’s management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that the Company’s actual future results may be materially different from what we expect.
Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Shoals Technologies Group, Inc. dated June 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shoals Technologies Group, Inc.

By:	/s/ Dominic Bardos
	Name:	Dominic Bardos
	Title:	Chief Financial Officer

Date: June 11, 2024